Exhibit 4(b)
                          BETHLEHEM STEEL CORPORATION

                                 CONSENT FORM

                     for Consents Relating to $105,000,000
                         Aggregate Principal Amount of
                         10-3/8% Senior Notes Due 2003


           DESCRIPTION OF THE NOTES AS TO WHICH CONSENTS ARE GIVEN*

                                 Aggregate         Principal Amount With
Name and Address  Certificate  Principal Amount  Respect to Which Consents
of Holder         Number(s)**    of Notes(s)***        are Given***

---------------------------------------------------------------------------
---------------------------------------------------------------------------
---------------------------------------------------------------------------
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                  Total: Principal Amount Consenting $__________________
---------------------------------------------------------------------------
* Table need not be completed if consenting as to total principal amount of Notes held.
---------------------------------------------------------------------------
** Need not be completed by Holders whose Notes are held of
   record by depositories.
---------------------------------------------------------------------------
*** Unless otherwise indicated in the column labeled "Principal Amount With
   Respect to Which Consents are Given," the Holder will be deemed to have consented in respect of the entire aggregate principal amount indicated in the column labeled "Aggregate Principal Amount of Note(s)." All principal amounts must be in multiples of $1,000.
---------------------------------------------------------------------------
             TO:  Mellon Investor Services LLC(as Information Agent)

By Mail:              By Overnight Courier:      By facsimile:       By Hand:

P.O. Box 3301         85 Challenger Road         (Eligible           120 Broadway
South Hackensack, NJ  Mail Stop-Reorg            Institutions only): 13th Floor
07606                 Ridgefield Park, NJ 07660   (201) 296-4293     New York, NY 10271
                      Attn: Reorganization Dept.  (confirm receipt
                                                   by telephone:
                                                   201-296-4860)

The Consent Solicitation is made by Bethlehem Steel Corporation ("Bethlehem") only to Holders (as defined below) of the 10-3/8% Senior Notes Due 2003 (the "Notes"), as described in the accompanying Consent Solicitation Statement dated September 10, 2001 (the "Consent Solicitation Statement"). The term "Holder" means, except as otherwise provided herein, each such person shown on the records of the registrar for the Notes as of 5:00 p.m., New York City time, on September 7, 2001 (the "Record Date").

Capitalized terms used herein but not defined herein have the meanings given to them in the Consent Solicitation Statement.

         Holders who wish to consent must deliver their properly completed and executed Consent Forms by mail, first-class postage prepaid, hand delivery, overnight courier or by facsimile transmission (with an original to be delivered subsequently) to the Information Agent (and not to Bethlehem, the Trustee or the Solicitation Agent) at its address or facsimile number set forth above in accordance with the instructions set forth herein and in the Consent Solicitation Statement. However, Bethlehem reserves the right to accept any consent received by it, the Trustee or the Solicitation Agent. Under no circumstances should any person tender or deliver Notes to Bethlehem, the Trustee, the Information Agent or the Solicitation Agent at any time.

         Only Holders are eligible to consent to the Proposed Amendments. Any beneficial owner of the Notes who is not a Holder must arrange with the person who is the Holder or such Holder's assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner. For purposes of the Consent Solicitation, The Depository Trust Company ("DTC") has authorized DTC participants ("Participants"), set forth in the position listing of DTC as of the Record Date, to execute Consent Forms as if they were Holders of the Notes held of record in the name of DTC or of its nominee. Accordingly, for purposes of the Consent Solicitation, the term "Holder" shall be deemed to include such Participants. Bethlehem reserves the right to establish from time to time any new date as the Record Date and, thereupon, any such new date will be deemed to be the "Record Date" for purposes of the Consent Solicitation.

                                    CONSENT

         By execution hereof, the undersigned acknowledges receipt of the Consent Solicitation Statement. The undersigned hereby represents and warrants that the undersigned is a Holder of the Notes indicated above and has full power and authority to take the action indicated below in respect of such Notes. The undersigned will, upon request, execute and deliver any additional documents deemed by Bethlehem to be necessary or desirable to perfect the undersigned's consent.

         The undersigned acknowledges that the undersigned must comply with the provisions of this Consent Form, and complete the information required herein, to consent validly to the Proposed Amendments set forth in the Consent Solicitation Statement. The effectiveness of the Proposed Amendments is subject to the conditions set forth in the Consent Solicitation Statement.

         Please indicate by marking the appropriate box below whether you wish to (i) consent to the Proposed Amendments or (ii) not consent to the Proposed Amendments. The undersigned acknowledges that a Consent Form delivered pursuant to any one of the procedures described under the heading "The Consent Solicitation-Procedures for Consenting" in the Consent Solicitation Statement and in the instructions hereto will constitute a binding agreement between the undersigned and Bethlehem upon the terms and subject to the conditions of the Consent Solicitation. The undersigned further understands that if no box is checked, but this Consent Form is executed and delivered to the Information Agent, the undersigned will be deemed to have consented to the Proposed Amendments. The undersigned hereby agrees that it will not revoke any consent it grants hereby except in accordance with the procedures set forth herein and in the Consent Solicitation Statement.

                          CONSENT       DO NOT CONSENT
                                  ---                  ---

         Unless otherwise specified in the table above, this Consent Form relates to the total principal amount of the Notes held of record by the undersigned at the close of business on the Record Date. If this Consent Form relates to less than the total principal amount of the Notes so held, the undersigned has listed on the table above the serial numbers (with respect to the Notes not held by depositaries) and principal amount of the Notes for which consent is given. If the space provided above is inadequate, list the certificate numbers and aggregate principal amounts on a separate signed schedule and affix the list to this Consent Form.

         The undersigned authorizes the Information Agent to deliver this Consent Form and any proxy delivered in connection herewith to Bethlehem and to the Trustee as evidence of the undersigned's actions with respect to the Proposed Amendments.

                           CONSENT FEE INSTRUCTIONS

         Subject to the terms and conditions set forth herein and in the Consent Solicitation Statement, Bethlehem agrees to make a one-time payment (the "Consent Fee") to each Holder who timely delivers to the Information Agent a valid and effective consent that is not subsequently properly revoked and is accepted by Bethlehem, which shall be equal to $10 per $1,000 principal amount of Notes as to which such consent relates. Bethlehem will not be obligated to pay any Consent Fee unless and until the Conditions described in the Consent Solicitation Statement have been satisfied or waived by Bethlehem. The Consent Fee will be paid only to Holders whose Consent Forms are received by the Information Agent prior to 5:00 p.m., New York City time, on September 21, 2001, unless extended (the "Expiration Date"), and so accepted by Bethlehem. Holders whose Consent Forms are not received by the Information Agent on or prior to the Expiration Date will NOT be entitled to a Consent Fee. The method of delivery of all documents, including fully executed Consent Forms, is at the election and risk of the Holder.

         In order for a consent to be valid and effective, (a) the Consent Form must be properly completed, executed and received by the Information Agent on or prior to the Expiration Date and (b) the consent must not thereafter be properly revoked as provided herein and in the Consent Solicitation Statement. Payment of the Consent Fee is conditioned upon satisfaction, or waiver by Bethlehem, of these conditions: (i) receipt of the Requisite Consents, (ii) the execution and closing on or prior to October 1, 2001 or such later date as Bethlehem may specify, but in no event more than 90 days from the Record Date, of the New Credit Facility and (iii) the absence of any law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding if adversely determined) would, make unlawful or invalid or enjoin the implementation of the Proposed Amendments or the payment of the Consent Fee or that would question the legality or validity thereof (collectively, the "Conditions"). Bethlehem will pay the Consent Fee as promptly as practicable upon satisfaction or waiver of the Conditions.

         The Consent Fee will be paid by check. Please indicate below to whom the Consent Fee should be paid.

SPECIAL PAYMENT INSTRUCTIONS             SPECIAL DELIVERY INSTRUCTIONS
To be completed ONLY if the check        To be completed ONLY if the check
for the Consent Fee is to be issued      for the Consent Fee is to be sent
in the name of and sent to someone       to someone other than the undersigned,
other than the undersigned.              or to the undersigned at an address
                                         other than that shown on the following
                                         page.

Issue Check to:                          Mail Check to:


Name:                                    Name:
      ----------------------------              ---------------------------
             (Please Print)                          (Please Print)

Address:                                 Address:
         -------------------------                -------------------------
----------------------------------       ----------------------------------
----------------------------------       ----------------------------------
      (Include Zip Code)                          (Include Zip Code)

----------------------------------
(Taxpayer Identification or Social
Security Number(s)* of Payee)


*Please also complete the enclosed Substitute
Form W-9.

                          IMPORTANT - READ CAREFULLY

         If this Consent Form is executed by the Holder, it must be executed in exactly the same manner as the name of the Holder appears on the Notes. An authorized DTC Participant must execute this Consent Form exactly as its name appears on DTC's position listing as of the Record Date. If the Notes are held of record by two or more joint Holders, all such Holders must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney- in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by Bethlehem, must submit proper evidence satisfactory to Bethlehem of such person's authority to so act. If the Notes are registered in different names, separate Consent Forms must be executed covering each form of registration. If a Consent Form is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to Bethlehem to vote the Notes on behalf of the Holder.

                                   SIGN HERE

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                           Signature(s) of Holder(s)
Date:
     -------------------------------------------------------------------------

Name(s):
        ----------------------------------------------------------------------
                                (Please Print)
Capacity (full title):
                      --------------------------------------------------------
Address:
        ----------------------------------------------------------------------
                              (Include Zip Code)
Area Code and Telephone No.:
                            --------------------------------------------------
Tax Identification or Social Security No.:
                                          ------------------------------------


                           GUARANTEE OF SIGNATURE(S)
                 (If required, see instructions 5 and 6 below)

Authorized Signature:
                     ---------------------------------------------------------
Name and Title:
                                (Please Print)

Date:
      ------------------------------------------------------------------------
Name of Firm:
             -----------------------------------------------------------------
------------------------------------------------------------------------------

                           IMPORTANT TAX INFORMATION

         The Federal income tax discussion set forth below is included only for general information. Each Holder is urged to consult such Holder's tax advisor to determine the particular tax consequences to such Holder (including the applicability and effect of state, local and other tax laws) of the consent and receipt of the Consent Fee. Certain Holders (including insurance companies, tax-exempt organizations, financial institutions, dealers in securities and foreign persons or entities) may be subject to special rules not discussed below. Additionally, this discussion does not consider the effect of any applicable foreign, state, local, or other tax laws.

Substitute Form W-9

         Under the Federal income tax laws, the Trustee may be required to withhold a portion of the amount of any payment made to certain Holders pursuant to the Consent Solicitation. In order to avoid such backup withholding, each Holder must provide to the Trustee such Holder's correct Taxpayer Identification Number ("TIN") by completing the Substitute Form W-9 set forth below. In general, if a Holder is an individual, the TIN is the Social Security number of such individual. If the Holder does not have a TIN but has applied for a TIN or intends to apply for a TIN in the near future, then such Holder should write "Applied for" in the space for the TIN in Part 1, check the box in Part 3 and sign and date the form and give it to the Information Agent. In addition, a consenting Holder who checked the box in
Part 3 must complete the "Certificate of Awaiting Taxpayer Identification Number" provided below under the heading "Important Tax Information." Generally, such Holder will then have sixty days to obtain a TIN and furnish it to the Trustee by completing a new Form W-9, including a new TIN. Notwithstanding that the box in Part 3 on the Substitute Form W-9 is checked (and the Certificate of Awaiting Taxpayer Identification Number is completed), the Trustee will withhold a portion of all such payments until such time as a properly certified TIN is provided to the Trustee but not longer than sixty days, after which time the funds will be turned over to the Internal Revenue Service. If the Trustee is not provided with the correct TIN, the Holder may be subject to a $50 penalty imposed by the Internal Revenue Service. Certain Holders (including, among others, all corporations) are not subject to these backup withholding and reporting requirements. These Holders should enter the correct TIN in Part 1 of the Substitute Form W-9, write "Exempt" in Part 2 of the Substitute Form W-9, sign under the certification and date the form.

Consequences of Failure to File Substitute Form W-9

         Failure to complete the Substitute Form W-9 may require the Trustee to withhold a portion of the amount of any payments made pursuant to the Consent Solicitation. Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, the Holder may claim a refund from the Internal Revenue Service.

                        MELLON SHAREHOLDER SERVICES LLC

Substitute Form W-9        Part 1 - Please provide    Part 2 - Check the box if
                           your TIN in this box and   you are NOT subject to
                           and certify by signing     backup withholding either
Department of the          and dating below.          because (1) you have not
Treasury - Internal                                   been notified that you
Revenue Service            Social Security Number or  are subject to backup
                           Employer Identification    withholding as a result
                           Number                     of failure to report all
                           -----------------------    interest or dividends
                                                      or (2) the Internal
                                                      Revenue Service has
                                                      notified you that you are
                                                      no longer subject to
                                                      backup withholding.
                                                                          ----

Payer's Request for        Certificate: Under         Part 3 - Awaiting TIN
Taxpayer Identification    penalties of perjury,                            ---
Number (TIN)               I certify that the
                           information provided
                           on this form is true,
                           correct and complete.

                           Name
                               -----------------
                               (Please Print)

                           Address
                                  --------------
                           ---------------------
                             (Include Zip Code)

                           Signature
                                    ------------
                           Date
                               -----------------
NOTE: Failure to complete and return this form to the Information Agent may result in backup withholding of a portion of any payment made to you pursuant to the Consent Solicitation.

You must complete the following certificate if you checked the box in Part 3 of Substitute Form W-9

            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to obtain a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty days of the date hereof, a portion of all reportable payments due to me will be withheld.

Signature                                   Date
         ------------------------------          -----------------

               INSTRUCTIONS FOR CONSENTING HOLDERS FORMING PART
            OF THE TERMS AND CONDITIONS OF THE CONSENT SOLICITATION

         1. Delivery of this Consent Form. Subject to the terms and conditions set forth herein and in the Consent Solicitation Statement, a properly completed and duly executed copy of this Consent Form and any other documents required by this Consent Form must be received by the Information Agent at its address or facsimile number set forth on the cover hereof on or prior to the Expiration Date (provided that the executed original of each document sent by facsimile transmission on or prior to the Expiration Date must be received by the Information Agent at its address prior to 5:00 p.m., New York City time, on the third business day following the Expiration Date). The method of delivery of this Consent Form and all other required documents to the Information Agent is at the risk of the Holder, and the delivery will be deemed to be made only when actually received by the Information Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Consent Form should be sent to any person other than to the Information Agent.

Any beneficial owner of the Notes who is not a Holder of such Notes must arrange with the person who is the Holder (e.g., held in the name of DTC or the beneficial owner's broker, dealer, commercial bank, trust company or other nominee institution) or such Holder's assignee or nominee to execute and deliver this Consent Form on behalf of such beneficial owner.

         2. Expiration Date. The Consent Solicitation expires at 5:00 p.m., New York City time, on September 21, 2001, unless Bethlehem, in its sole discretion, extends the period during which the Consent Solicitation is open, in which case the term "Expiration Date" shall mean, with respect to the Consent Solicitation as so extended, the latest date and time to which the Consent Solicitation is extended. In order to extend the Expiration Date, Bethlehem will notify the Information Agent in writing or orally of any extension prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date and will make a public announcement thereof by press release as promptly as practicable thereafter. Bethlehem may extend the Consent Solicitation on a daily basis or for such specified period of time as it determines in its sole discretion. Failure by any Holder or beneficial owner of the Notes to be so notified will not affect the extension of the Consent Solicitation.

         3. Questions Regarding Validity, Form, Legality, etc. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of consents and revocations of consents will be resolved by Bethlehem, whose determinations will be binding. Bethlehem reserves the absolute right to reject any or all consents and revocations that are not in proper form or the acceptance of which could, in the opinion of Bethlehem's counsel, be unlawful. Bethlehem also reserves the right to waive any irregularities in connection with deliveries which, on Bethlehem's request, must be cured within such time as Bethlehem determines. None of Bethlehem, the Trustee, the Information Agent, the Solicitation Agent or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. Bethlehem's interpretation of the terms and conditions of the Consent Solicitation (including this Consent Form and the accompanying Consent Solicitation Statement and the instructions hereto and thereto) will be binding on all parties.

         4. Holders Entitled to Consent. Only a Holder (or its representative or attorney-in-fact) or another person who has complied with the procedures set forth below may execute and deliver a Consent Form. Any beneficial owner or registered holder of the Notes who is not the Holder thereof (e.g., held in the name of DTC or the beneficial owner's broker, dealer, commercial bank, trust company or other nominee institution) must arrange with such Holder(s) or such Holder's assignee or nominee to execute and deliver this Consent Form to the Information Agent on behalf of such beneficial owner. For purposes of the Consent Solicitation, the term "Holder" shall be deemed to include DTC Participants through which a beneficial owner's Notes may be held of record as of the Record Date in DTC. A consent by a Holder is a continuing consent notwithstanding that ownership of a Note has been transferred subsequent to the Record Date, unless the Holder timely revokes the prior consent in accordance with the procedures set forth herein and in the Consent Solicitation Statement.

         5. Signatures on this Consent Form. If this Consent Form is signed by the Holder(s) of the Notes with respect to which this consent is given, the signature(s) of such Holder(s) must correspond with the name(s) as contained on the books of the register maintained by the Trustee or as set forth in DTC's position listing without alteration, enlargement or any change whatsoever.

         If any of the Notes with respect to which this consent is given were held of record on the Record Date by two or more joint Holders, all such Holders must sign this Consent Form. If any Notes with respect to which this consent is given have different Holders, it will be necessary to complete, sign and submit as many separate copies of this Consent Form and any necessary accompanying documents as there are different Holders.

         If a Consent Form is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to Bethlehem in order to execute the Consent Form with respect to the applicable Notes on behalf of the Holder.

         If this Consent Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should indicate such fact when signing, and, unless waived by Bethlehem, evidence satisfactory to Bethlehem of their authority to so act must be submitted with this Consent Form.

         6. Signature Guarantees. All signatures on this Consent Form must be guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings institution that is a participant in a Securities Transfer Association recognized program (each an "Eligible Institution"). However, signatures need not be guaranteed if this Consent is given by or for the account of an Eligible Institution. If the Holder of the Notes is a person other than the signer of this Consent Form, see Instruction 5.

         7. Revocation of Consent. Any Holder of the Notes as to which a consent has been given may revoke such consent as to such Notes or any portion of such Notes (in integral multiples of $l,000) by delivering a written notice of revocation or a changed Consent Form bearing a date later than the date of the prior Consent Form to the Information Agent at any time prior to the receipt of the Requisite Consents. The transfer of the Notes after the Record Date will not have the effect of revoking any consent theretofore validly given by a Holder of such Notes, and each properly completed and executed Consent Form will be counted notwithstanding any transfer of the Notes to which such consent relates, unless the procedure for revoking consents described below has been complied with.

         To be effective, a notice of revocation must be in writing, must contain the name of the Holder and the aggregate principal amount of the Notes to which it relates and must be (a) signed in the same manner as the original Consent Form or (b) accompanied by a duly executed proxy or other authorization (in form satisfactory to Bethlehem). Revocation of consents must be sent to the Information Agent at its address set forth in this Consent Form.

         To be effective, the revocation must be executed by the Holder of such Notes in the same manner as the name of such Holder appears on the books of the register maintained by the Trustee or as set forth in DTC's position listing without alteration, enlargement or any change whatsoever. If a revocation is signed by a trustee, executor, administrator, guardian, attorney-in- fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must indicate such fact when signing and must, unless waived by Bethlehem, submit with the revocation appropriate evidence of authority to execute revocation. A revocation of the consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of this Consent Form and the Consent Solicitation Statement. Only a Holder of the Notes is entitled to revoke a consent previously given. A beneficial owner of the Notes must arrange with the Holder to execute and deliver on its behalf a revocation of any consent already given with respect to such Notes. A transfer of Notes after the Record Date must be accompanied by a duly executed proxy from the relevant Holder if the subsequent transferee is to have revocation rights with respect to the relevant consent to the Proposed Amendments. A purported notice of revocation that is not received by the Information Agent in a timely fashion and accepted by Bethlehem as a valid revocation will not be effective to revoke a consent previously given.

         A revocation of a consent may be rescinded only by the execution and delivery of a new Consent Form by following one of the described procedures at any time prior to the execution by Bethlehem and the Trustee of the Second Supplemental Indenture.

         Bethlehem reserves the right to contest the validity of any revocations.

         8. Waiver of Conditions. Bethlehem reserves the absolute right, subject to applicable law, to amend, waive or modify the terms and conditions of the Consent Solicitation.

         9. Duration of Validity of Consents. If the Proposed Amendments have not become effective on or before October 1, 2001, or such later date as Bethlehem may specify, then, at Bethlehem's option, no consent shall be valid, and Bethlehem shall not be obligated to pay any

Consent Fee in respect of any consent. Notwithstanding the foregoing, no consent shall be valid for more than 90 days after the record date.

         10. Requests for Assistance, Additional Copies and Questions. Requests for assistance in completing and delivering this Consent Form or for additional copies of the Consent Solicitation Statement, this Consent Form or other related documents should be directed to the Information Agent:

                         Mellon Investor Services LLC
                                44 Wall Street
                                   7th Floor
                              New York, NY 10005
                    Banks and Brokers call: (917) 320-6286
                           Toll free: (800) 241-6711

         Questions concerning the terms of the Consent Solicitation should be directed to the Solicitation Agent:

                             Salomon Smith Barney
                             390 Greenwich Street
                                   4th Floor
                           New York, New York 10013
                       Attn:  Liability Management Group
                          (800) 558-3745 (toll free)